Exhibit 1.1

Execution Version

Midstates Petroleum Company, Inc.

Midstates Petroleum Company LLC

$700,000,000 9.25% Senior Notes due 2021

Purchase Agreement

May 23, 2013

MORGAN STANLEY & CO. LLC
SUNTRUST ROBINSON HUMPHREY, INC.
As Representatives of the Initial Purchasers

Morgan Stanley & Co. LLC
1585 Broadway

New York, New York 10036

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road

Atlanta, Georgia 30326

Ladies and Gentlemen:

Introductory.  Midstates Petroleum Company, Inc., a Delaware corporation (the “Company”), and Midstates Petroleum Company LLC, a Delaware limited liability company (“Midstates Sub” and, together with the Company, the “Issuers”), propose to issue and sell to Morgan Stanley & Co. LLC,  SunTrust Robinson Humphrey, Inc. and the other several Initial Purchasers named in Schedule A hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $700,000,000 aggregate principal amount of the Issuers’ 9.25% Senior Notes due 2021 (the “Notes”).  Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc. have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), between the Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The holders of the Securities (as defined below) will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers, pursuant to which the Issuers will be required to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), relating to another series of debt securities of the Issuers with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its best efforts to cause such registration statements to be declared effective.  All references herein to the Exchange Securities and the Exchange Offer are only applicable if the Issuers are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by any subsidiary of the Company formed or acquired after the Closing Date that executes a guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

This Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities, the Indenture and, if required to be executed pursuant to Section 2(b) hereof, the Escrow Agreement (as defined in Section 2(b) hereof), are referred to herein as the “Transaction Documents.”

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”).  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Issuers have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated May 20, 2013 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated May 23, 2013 (the “Pricing Supplement”), describing the terms of the Securities, substantially in the form attached as Exhibit C hereto, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.”  Promptly after this Agreement is executed and delivered, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended, (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Issuers hereby confirm their agreements with the Initial Purchasers as follows:

SECTION 1.         Representations and Warranties.  Each of the Issuers, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)                                         No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)                                         No Integration of Offerings or General Solicitation.  None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)                                          Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)                                         The Pricing Disclosure Package and Offering Memorandum.  Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.  The Issuers have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)                                          Company Additional Written Communications.  The Issuers have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a).  Each such communication by the Issuers or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication.

(f)                                          Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                          The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Issuers.

(h)                                         The Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Issuers, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.

(i)                                           Authorization of the Notes, the Guarantees and the Exchange Securities.  The Notes to be purchased by the Initial Purchasers from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.  The Exchange Securities have been duly and validly authorized for issuance by the Issuers, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes and the Guarantees of the Exchange Notes, when issued, will be in the respective forms contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Indenture, will constitute valid and binding agreements of the Guarantors; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the

Exchange Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(j)                                          Authorization of the Indenture.  The Indenture has been duly authorized, by the Issuers and, at the Closing Date, will have been duly executed and delivered by the Issuers and will constitute a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k)                                         Description of the Transaction Documents.  The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(l)                                           No Material Adverse Change. Neither Issuer has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been (i) no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Issuers, considered as one entity (any such change is called a “Material Adverse Change”) and (ii) no material change in the capital stock or limited liability company interests or a material increase in the long-term debt of the Issuers, other than as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(m)                                        Independent Accountants of the Issuers.  Deloitte & Touche LLP, who have certified certain financial statements of the Issuers, is and, during the periods covered by their reports was, an independent registered public accounting firm with respect to the Issuers, as required by the Securities Act and the rules and regulations of the Commission thereunder, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP to the Issuers have been approved by the Audit Committee of the Board of Directors;

(n)                                         Independent Accountants of Panther Energy Company, LLC.  To the Company’s knowledge, Grant Thornton LLP, who has certified certain financial statements of Panther Energy Company, LLC, is and, during the periods covered by their reports was, an independent registered public accounting firm with respect to Panther Energy Company, LLC, as required by the Securities Act and the rules and regulations of the Commission thereunder, the Exchange Act and the rules of the American Institute of Certified Public Accountants;

(o)                                         Preparation of the Financial Statements.  The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth or incorporated in the Offering Memorandum under the captions “Offering Memorandum Summary—Summary Historical Consolidated and Pro Forma Financial Data,” “Unaudited Pro Forma Financial Data” and “Selected Financial Data” fairly present the information set forth or incorporated therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.  Any statistical and market-related data and forward looking statements included in the Offering Memorandum are based on or derived from sources that the Issuers reasonably and in good faith believe to be reliable and accurate in all material respects, and, where necessary, the written consent to the use of such data from such sources has been obtained.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p)                                         Incorporation and Good Standing of the Issuers.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change; and Midstates Sub has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.

(q)                                         Capitalization and Other Capital Stock Matters.  The Company has an authorized capitalization as set forth in the Offering Memorandum under the caption “Capitalization” and all of the issued shares of capital stock of the Company, have been duly authorized and validly issued and are fully paid and non-assessable; and all of the limited liability company interests of the subsidiary of the

Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances and restrictions imposed in favor of the lenders under the Company’s revolving credit facility or permitted thereunder).

(r)                                          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither Issuer is (i) in violation of its Certificate of Incorporation or By-laws or its limited liability company agreement or certificate of formation, as applicable, or any other governing document, in each case as amended to date, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them or any of their respective properties may be bound, except in the case of clause (ii) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.  The execution, delivery and performance of the Transaction Documents by the Issuers and the issuance and delivery of the Securities and the Exchange Securities and the compliance by the Issuers with the Transaction Documents and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either Issuer is a party or by which either Issuer is bound or to which any of the property or assets of either Issuer is subject, (ii) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Certificate of Incorporation or By-laws, in each case as amended to date, of the Company, (iii) will not result in any violation of the provisions of the Certificate of Formation or Limited Liability Company Agreement, in each case as amended to date, of Midstates Sub and (iv) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuers or any of their properties, except in the cases of clauses (i) and (iv), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have either (A) a Material Adverse Change or (B) a material adverse effect on the ability of the Issuers to consummate the transactions contemplated by the Transaction Documents; and no consent, approval, authorization or other order of, or registration or filing with, any court or other court or governmental or regulatory authority or agency or body is required for the execution, delivery and performance of the Transaction Documenters by the Issuers to the extent a party thereto, or the issuance and delivery of the Securities or the Exchange Securities, or the consummation by the Issuers of the transactions contemplated by this Agreement, except such as have been obtained or made by the Issuers and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada and except such as may be required by the securities laws of the several states of the United States or provinces of Canada with respect to the Issuers’ obligations under the Registration Rights Agreement.

(s)                                          No Material Actions or Proceedings.  Other than as set forth in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending to which the Issuers or, to the Company’s knowledge, any officer or director of the Issuers is a party or of which any property or assets of the Issuers, or, to the Company’s knowledge, any officer or director of the Issuers is the subject which, if determined adversely to the Issuers, would individually or in the aggregate, reasonably be expected to have a Material Adverse Change; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t)                                          All Necessary Permits, etc.  Each of the Issuers possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the conduct of its businesses as presently conducted, except as would not, individually or in the aggregate, have a Material Adverse Change, and neither Issuer has received notification of any revocation or modification of any such license, certificate, authorization or permit or currently intend to not renew any such license, certificate, authorization or permit, except as has not, or would not, individually or in the aggregate, have a Material Adverse Change.

(u)                                         Title to Properties.  The Issuers have good and marketable title to all real property (other than oil and gas properties) and personal property owned by them and valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Company’s proved reserves, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change. Except as disclosed in the Offering Memorandum, (i) any real property and buildings held under lease by the Issuers are held by them under valid, subsisting and enforceable leases, (ii) the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Issuers reflect in all material respects the right of the Issuers to explore, develop or receive production from such real property, and (iii) the care taken by the Issuers with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Issuers operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons, in each case, with such exceptions as would not reasonably be expected to have a Material Adverse Change.

(v)                                         Tax Law Compliance.  All tax returns required to be filed by the Issuers have been timely and duly filed, other than those filings being contested in good faith, except where the failure to file any such tax return would not reasonably be expected to have a Material Adverse Change. To the Company’s knowledge, there are no tax returns of the Issuers that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Issuers have received notice), except where such audit would not reasonably be expected to have a Material Adverse Change. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest, except where the failure to pay would not reasonably be expected to have a Material Adverse Change.

(w)                                         Company and Midstates Sub Not an “Investment Company.”  The Issuers have been advised of the rules and regulations under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor Midstates Sub is, and after giving effect to the offering and delivery of the Securities and Exchange Securities and the application of the proceeds thereof will be, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(x)                                         Insurance.  The Issuers maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their businesses and the value of their respective properties.  The Issuers are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect.  There are no claims by the Issuers under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Issuers have not been notified that they will be denied renewal of their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that could not reasonably be expected to have a Material Adverse Change.

(y)                                         No Price Stabilization or Manipulation.  Neither the Company nor Midstates Sub has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or Midstates Sub to facilitate the sale or resale of the Securities.

(z)                                          Solvency.  Each of the Issuers is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(aa)                                       Compliance with the Sarbanes-Oxley Act.  The Company and its directors and officers are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which terms, as used herein, includes the rules and regulations of the Commission promulgated thereunder) that are effective and applicable to the Company as of the date hereof, and is actively taking steps to ensure that it will be in compliance with all additional provisions of the Sarbanes-Oxley Act that will become applicable to it, including those provisions relating to internal control over financial reporting, when such provisions become applicable to the Company.

(bb)                                       Company’s Accounting System.  The Issuers maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)                                        Disclosure Controls and Procedures.  Except as disclosed in the Offering Memorandum, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Offering Memorandum, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.  Since the date of the latest audited financial statements included in the Offering Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.  Except as disclosed in the Offering Memorandum, the Company maintains an effective system of disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Issuers is made known to the Company’s principal executive officer and principal financial officer by others within those entities.

(dd)                                       Regulations T, U, X.  Neither the Company nor Midstates Sub nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ee)                                        Compliance with and Liability Under Environmental Laws.  The Issuers (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive such required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Change.  There are no costs or liabilities arising under Environmental Laws with respect to the operations or properties of the Issuers (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints on operating activities, and any potential liabilities of third parties assumed under contract by the Issuers) that would, individually or in the aggregate, have a Material Adverse Change.

(ff)                                        Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Issuers, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Change.

(gg)                                        ERISA Compliance.  (i) The Company has not incurred, nor is it reasonably expected to incur, any material liability related to a “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the United States Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur a material liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, retiree life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or foreign law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit

Plan intended to be qualified under Code Section 401(a) has obtained a favorable determination or opinion letter from the U.S. Internal Revenue Service upon which it can rely or has applied (or has time remaining in which to apply) to the U.S. Internal Revenue Service for such a determination or opinion letter prior to the expiration of the requisite period under applicable regulations or pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or opinion, and any such determination or opinion letter remains in effect and has not been revoked; nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. (ii) The Issuers do not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Issuers, no organization efforts are underway or threatened with respect to their employees. As used in this Agreement, “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Company or its subsidiary has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or its subsidiary or (B) the Company or its subsidiary has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder; and “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(hh)                                       Compliance with Labor Laws.  No labor dispute with the employees of the Issuers exists or, to the knowledge of the Company, is imminent or threatened that could reasonably be expected to have a Material Adverse Change.

(ii)                                          Related Party Transactions.  No relationship, direct or indirect, exists between or among the Issuers or any affiliate of the Issuers on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuers or any affiliate of the Issuers on the other hand, that is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuers to or for the benefit of any of the officers or directors of the Issuers or their respective family members, except as disclosed in the Offering Memorandum.

(jj)                                         No Unlawful Contributions or Other Payments.  Neither the Issuer, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Issuers, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk)                                       No Conflict with Money Laundering Laws.  The operations of the Issuers are currently in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Issuers conduct business, including but not limited to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, is threatened.

(ll)                                          No Conflict with Sanctions Laws.  Neither Issuer nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm)                                    Regulation S.  The Issuers and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.  The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(nn)                                       Reserves of the Company.  Netherland, Sewell & Associates, Inc. (“NSAI”), who issued a report with respect to the Company’s oil and natural gas reserves at December 31, 2012, December 31, 2011 and December 31, 2010 and who has delivered the letter referred to in Section 5(b)(i) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The factual information underlying the estimates of reserves of the Company included in the Offering Memorandum, which was supplied by the Issuers, to NSAI for the purpose of preparing reserve reports, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations, and except as described in the Offering Memorandum, the

Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the Offering Memorandum; estimates of such reserves and present values as described in the Offering Memorandum comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act.

(oo)                                       Reserves of Panther Energy Company, LLC.  To the Company’s knowledge, Cawley, Gillespie & Associates, Inc. (“Cawley”), who issued a report with respect to the oil and natural gas reserves of Panther Energy Company, LLC and its partners, Red Willow Mid-Continent, LLC and LINN Energy Holdings, LLC (together, the “Panther Entities”) at April 1, 2013 and who has delivered the letter referred to in Section 5(b)(ii) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Panther Entities.  Other than normal production of the reserves and intervening market commodity price fluctuations, and except as described in the Offering Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the Offering Memorandum; estimates of such reserves and present values as described in the Offering Memorandum comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act.

(pp)                                       Prepayments. On a net basis there are no gas imbalances, take-or-pay or other prepayments that would require the Issuers to deliver hydrocarbons produced from oil and gas properties at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate, other than as would not result in a Material Adverse Change.

(qq)                                       Authorization of the Escrow Agreement.  The Escrow Agreement (as defined below) has been duly authorized by the Issuers and, if required pursuant to Section 2(b) hereof, at the Closing Date, will have been duly executed and delivered by the Issuers and will constitute a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

Any certificate signed by an officer of the Issuers and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Issuer to each Initial Purchaser as to the matters set forth therein.

SECTION 2.             Purchase, Sale and Delivery of the Securities.

(a)           The Securities.  Each of the Issuers agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.5% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b)           The Closing Date.

(i)      If the closing of the Panther Acquisition (as defined in the Final Offering Memorandum) occurs substantially in accordance with the terms of the Acquisition Agreement (as defined in the Final Offering Memorandum) on May 31, 2013, delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2500, Houston, Texas 77002 at 9:00 a.m. New York City time, on May 31, 2013 (or such other time or place as may be agreed to by the Issuers and the Representatives) (the time and date of such closing are called the “Direct Closing Date”).  The Issuers hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Direct Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.

(ii)     If the closing of the Panther Acquisition (as defined in the Final Offering Memorandum) does not occur substantially in accordance with the terms of the Acquisition Agreement (as defined in the Final Offering Memorandum) on May 31, 2013, (A) the Issuers will execute an escrow agreement, in form and substance to be agreed by and among the Issuers and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), and as the Trustee (such escrow agreement, the “Escrow Agreement”) and (B) the Initial Purchasers will, in accordance with this Section 2, deposit the aggregate purchase price of the Securities into an escrow account established under the Escrow Agreement (the “Escrow Account”) with the Escrow Agent, in each case, at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2500, Houston, Texas 77002 at 9:00 a.m. New York City time, on May 31, 2013 (or such other time or place as may be agreed to by the Issuers and Morgan Stanley & Co. LLC) (the time and date of such deposit are called the “Escrow Closing Date”).  The Escrow Agreement shall provide that the escrowed funds shall only be released and paid out pursuant to the terms of the Escrow Agreement.  Each of the Direct Closing Date and the Escrow Closing Date, as applicable, are referred to herein as the “Closing Date.”

(c)           Delivery of the Securities.  On the Closing Date, the Issuers shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers certificates for the Securities against the irrevocable release by the Initial Purchasers of a wire transfer of immediately available funds for the amount of the purchase price therefor in accordance with Section 2(b) hereof.  The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)           Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that:

(i)      it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement; and

(ii)     it will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.         Additional Covenants.  Each of the Issuers further covenants and agrees with each Initial Purchaser as follows:

(a)                                         Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications.  As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Issuers will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement.  The Issuers will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement.  The Issuers will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement.  Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Issuers will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably object.

(b)                                         Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law.  If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Issuers agree to promptly prepare (subject to Section 3 hereof), file with the Commission and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding, if, in the judgment of the Representatives, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, the Issuers agree to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

The Issuers hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c)                                          Copies of the Offering Memorandum.  The Issuers agree to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)                                         Blue Sky Compliance.  Each of the Issuers shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  Neither of the Issuers shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Issuers will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuers shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)                                          Use of Proceeds.  The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)                                          The Depositary.  The Issuers will cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)                                          Additional Issuer Information.  Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and The New York Stock Exchange (the “NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.  Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Issuers shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h)                                         Future Reports to the Initial Purchasers.  At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding, the Issuers will furnish to the

Representatives and, upon request, to each of the other Initial Purchasers any reports required to be provided pursuant to the Indenture.

(i)                                           No Integration.  Each Issuer agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of either Issuer of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j)                                          No General Solicitation or Directed Selling Efforts.  The Issuers agree that they will not and will not permit any of their Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuers will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k)                                         No Restricted Resales.  The Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(l)                                           Legended Securities.  Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

The Representatives on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Issuers of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.             Payment of Expenses.  Each of the Issuers agree to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuers’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuers or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Issuers of their respective other obligations under this Agreement; and (ix) all expenses incident to the “road show” for the offering of the Securities, other than one half of the cost of any chartered airplane.  Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.         Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Issuers of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letters.

(i)      On the date hereof, the Initial Purchasers shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering certain financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(ii)     On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, the independent registered public accounting firm for Eagle Energy Company of Oklahoma, LLC, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering certain financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(iii)    On the date hereof, the Initial Purchasers shall have received from Grant Thornton LLP, the independent registered public accounting firm for Panther Energy Company, LLC, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering certain financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b)                                         Reserve Engineers’ Comfort Letter.

(i)            On the date hereof, the Initial Purchasers shall have received from NSAI, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the reserve report and related information contained in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such reserve engineers a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that it shall cover the reserve report and related information contained in the Final Offering Memorandum and any amendment or supplement thereto.

(ii)           On the date hereof, the Initial Purchasers shall have received from Cawley, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the reserve report and related information contained in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such reserve engineers a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that it shall cover the reserve report and related information contained in the Final Offering Memorandum and any amendment or supplement thereto.

(c)                                          No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)            in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or its subsidiary or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act.

(d)                                         Opinion of Counsel for the Issuers.  On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Issuers, dated as of such Closing Date, the form of which is attached as Exhibit A hereto.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of John P. Foley, Corporate Counsel and Secretary for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B hereto.

(e)                                          Opinion of Counsel for the Initial Purchasers.  On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Baker Botts L.L.P., counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f)                                          Officers’ Certificate.  On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of each Issuer and the Chief Financial Officer or Chief Accounting Officer of each Issuer, dated as of the Closing Date, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Issuers set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)          each of the Issuers has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)                                          Indenture; Registration Rights Agreement.  The Issuers shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof. The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received such executed counterparts.

(h)                                         Escrow Agreement.  If the Escrow Agreement is required to be executed pursuant to Section 2(b) hereof, the Issuers and the Escrow Agent shall have executed and delivered the Escrow Agreement and the Initial Purchasers shall have received executed copies thereof.

(i)                                           Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.         Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or to comply with any provision hereof, the Issuers agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.         Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Issuers, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)                                         Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)                                         The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis.  No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)                                          Upon original issuance by the Issuers, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the legend set forth in the Indenture.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.         Indemnification.

(a)           Indemnification of the Initial Purchasers.  Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:  (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Issuers contained herein; or (iii) in whole or in part upon any failure of the Issuers to perform their obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Issuers shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Morgan Stanley & Co. LLC) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers may otherwise have.

(b)           Indemnification of the Issuers.  Each Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless each Issuer, each of their respective directors, officers and employees, and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuers, or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representatives expressly for use therein; and to reimburse the Issuers and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuers or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each Issuer hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Issuers expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fifth paragraph and the third sentence of the seventh paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Morgan Stanley & Co. LLC (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.             Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuers, on the one hand, and the Initial

Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuers, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer, employee of either Issuer, and each person, if any, who controls either Issuer within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers.

SECTION 10.       Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Issuers if at any time:  (i) trading or quotation in any of the Issuers’ securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Issuers to any Initial Purchaser, except that the Issuers shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof if the termination is the result of events described in clause (i) or (iv) of the preceding sentence, (ii) any Initial Purchaser to the Issuers, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.          Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Issuers, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Issuers or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.       Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: High Yield Syndicate Desk, with a copy to the Legal Department

and

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road

Atlanta, Georgia 30326

Attention: High Yield Syndicate

If to the Issuers:

Midstates Petroleum Company, Inc.
4400 Post Oak Parkway, Suite 1900

Houston, Texas 77027
Facsimile: (713) 595-9499
Attention: John Foley

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Facsimile No.: (713) 615-5139

Attention: Matthew R. Pacey

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.       Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc. on behalf of the Initial Purchasers, and any such action taken by Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc. shall be binding upon the Initial Purchasers.

SECTION 15.       Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.       Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a)           Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment”, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b)            Waiver of Immunity.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17.       Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17.  Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18.       No Advisory or Fiduciary Responsibility.  Each of the Issuers acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers, on the one hand, and the several Initial Purchasers, on the other hand, and the Issuers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuers or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuers with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuers on other matters) or any other obligation to the Issuers except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Issuers have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.  The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19.       General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MIDSTATES PETROLEUM COMPANY, INC.

By:	/s/ John P. Foley
	Name:	John P. Foley
	Title:	Vice President, Corporate Counsel and Secretary

MIDSTATES PETROLEUM COMPANY LLC

By:	/s/ John P. Foley
	Name:	John P. Foley
	Title:	Vice President, Corporate Counsel and Secretary

Signature Page to Purchase Agreement

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MORGAN STANLEY & CO. LLC

SUNTRUST ROBINSON HUMPHREY, INC.

Acting on behalf of themselves
and as the Representatives of
the several Initial Purchasers

Morgan Stanley & Co. LLC

By:	/s/ Reagan C. Philipp
Name:	Reagan C. Philipp
Title:	Authorized Signatory

SunTrust Robinson Humphrey, Inc.

By:	/s/ Peter Almond
Name:	Peter Almond
Title:	Director

Signature Page to Purchase Agreement

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Morgan Stanley & Co. LLC	$196,000,000
SunTrust Robinson Humphrey, Inc.	$196,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$70,000,000
RBC Capital Markets, LLC	$43,750,000
SG Americas Securities, LLC	$43,750,000
Citigroup Global Markets Inc.	$24,500,000
Goldman, Sachs & Co.	$24,500,000
Natixis Securities Americas LLC	$24,500,000
RBS Securities Inc.	$24,500,000
Capital One Southcoast, Inc.	$17,500,000
KeyBanc Capital Markets Inc.	$17,500,000
Scotia Capital (USA) Inc.	$17,500,000
Total	$700,000,000

EXHIBIT A

Form of Opinion of Vinson & Elkins L.L.P.

1.              The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum.  The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Kansas, the State of Louisiana and the State of Texas, as the case may be.

2.              Midstates Sub is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum.  Midstates Sub has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of the State of Kansas, the State of Louisiana, the State of Oklahoma and the State of Texas, as the case may be.

3.              The Company owns, directly or indirectly, all of the limited liability company interests of Midstates Sub, free and clear of all liens, encumbrances, or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware (other than liens, encumbrances and restrictions imposed in favor of the lenders under the Company’s revolving credit facility or permitted thereunder).

4.              All of the outstanding shares of the Company’s common stock have been duly authorized and validly issued and are fully paid and nonassessable.

5.              The statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Business—Regulation of the oil and natural gas industry,” “Business—Regulation of transportation and sale of oil,” “Business—Regulation of transportation and sales of natural gas,” “Business—Regulation of production,” “Business—Other federal laws and regulations affecting our industry,” “Business—Environmental and occupational health and safety regulation,” “Business—Hazardous substances and wastes,” “Business—Air emissions,” “Business—Climate change,” “Business—Water discharges,” “Business—Hydraulic fracturing activities,” “Business—Endangered Species Act considerations,” “Business—OSHA,” “Legal Proceedings,” “Certain United States Federal Income and Estate Tax Considerations” and “Certain ERISA Considerations,” insofar as they purport to constitute summaries of the provisions of federal statutes, rules or regulations, contracts and other documents, constitute accurate summaries of the provisions of such statutes, rules and regulations, and contracts and other documents in all material respects.

6.              Neither of the Issuers is, or immediately after receipt of payment for the Notes and application of the net proceeds thereof as described in the Pricing Disclosure Package and Final Offering Memorandum under the caption “Use of Proceeds,” neither will be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

7.              None of (A) the issuance and sale of Notes being delivered at such Time of Sale to be sold by the Issuers or (B) the compliance by the Issuers with the Purchase Agreement and the consummation of the transactions herein contemplated will (i) result in any violation of the provisions of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or Midstates Sub’s Certificate of Formation and Second Amended and Restated Limited Liability Company Agreement, each as amended to date or (ii) result in any violation of, or a breach or default under, the terms of any agreement listed in Annex A hereto.

8.              The Escrow Agreement has been duly authorized, executed and delivered by each of the Issuers and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and legally binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms.(1)

9.              The Indenture has been duly authorized, executed and delivered by the Issuers and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms.

10.       The Notes have been duly authorized, executed and delivered by the Issuers and, assuming due authentication of the Notes by the Trustee and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture.

11.       The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuers and, assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Initial Purchasers, constitutes a valid and legally binding obligation of the Issuers, enforceable against the Issuers, in accordance with its terms.

12.       The Exchange Securities and the Private Exchange Securities (each as defined in the Registration Rights Agreement) have been duly authorized by the Issuers.

(1)  To be delivered only if an Escrow Agreement is required pursuant to Section 2(b) of the Purchase Agreement.

13.       The statements made in each of the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of Notes” and “Exchange Offer; Registration Rights” (including in the case of the Pricing Disclosure Package, the information set forth in the Pricing Term Sheet), insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

14.       The Purchase Agreement has been duly authorized, executed and delivered by the Issuers.

15.       The issue and sale of the Notes by the Issuers, the execution, delivery and performance by the Issuers of the Purchase Agreement and the Registration Rights Agreement and the execution and delivery by the Issuers of the Indenture will not breach or result in a default under any of the agreements or instruments identified on Annex B hereto, nor will such action violate any federal or New York state statute or the Delaware General Corporation Law or the Delaware Limited Liability Company Act, or any rule or regulation that has been issued pursuant to any federal or New York state statute or the Delaware General Corporation Law or the Delaware Limited Liability Company Act, except that it is understood that no opinion is given in this paragraph 15 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

16.       No consent, approval, authorization, order, registration or qualification of or with any federal or New York state governmental agency or body or any Delaware state governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act or, to our knowledge, any federal or New York state court or any Delaware state court acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the issue and sale of the Notes by the Issuers and the compliance by the Issuers with all of the provisions of the Purchase Agreement, the Registration Rights Agreement and the Indenture, except that it is understood that no opinion is given in this paragraph 16 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

17.       No registration of the Notes under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Notes by the Issuers to the Initial Purchasers or the reoffer and resale of the Notes by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Pricing Disclosure Package, the Offering Memorandum, the Purchase Agreement and the Indenture.

In addition, such counsel shall make statements to the following effect:

We have reviewed the Pricing Disclosure Package and the Final Offering Memorandum and have participated in conferences with officers and other representatives of the Issuers, with representatives of the Company’s independent registered public accounting firm and independent petroleum engineer and with your representatives and your counsel, at which the contents of the Pricing Disclosure Package, the Final Offering Memorandum and related matters were discussed.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Pricing Disclosure Package or the Final Offering

Memorandum, and we have not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Final Offering Memorandum involve matters of a non-legal nature.  Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements included in the Pricing Disclosure Package and the Final Offering Memorandum (except to the extent stated in paragraph 5 and paragraph 13 above).  Subject to the foregoing, and on the basis of the information we gained in the course of performing the services referred to above, we advise you that nothing came to our attention that caused us to believe that:

(1)  the Pricing Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(2)  the Final Offering Memorandum, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements or schedules and other financial or accounting information included or incorporated by reference therein or omitted therefrom, (b) the summary reserve reports of the Company’s independent petroleum engineers and reserve information included or incorporated by reference therein or omitted therefrom, or (c) the representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

In rendering the opinions expressed in paragraphs 1 and 2 above as they relate to the valid existence and good standing of the Issuers under the laws of the State of Delaware, we have relied solely upon certificates from the Secretary of State of the State of Delaware.  In rendering the opinions expressed in paragraphs 1 and 2 above as they relate to the due qualification to transact business and good standing as a foreign corporation or limited liability company, as the case may be, of the Issuers, we have relied solely upon (a) certificates as of a recent date from public officials of the State of Kansas, the State of Louisiana, the State of Oklahoma and the State of Texas and (b) a statement of Franchise Tax Account Status dated as of May 23, 2013, obtained through the website of the Office of the Comptroller of Public Accounts of Texas, which statement indicates that, as of the date thereof, the Issuers’ right to transact business is “active.”

In rendering the opinion expressed in paragraph 3 above as it relates to the existence of any lien for which a financing statement under the Uniform Commercial Code is on file, we have relied solely upon a report, dated as of a recent date, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of a recent date in the office of the Secretary of State of the State of Delaware naming the Company as debtor.  The report described in the immediately preceding sentence does not include any information regarding financing statements filed in the State of Delaware after such date and, accordingly, we express no opinion related to any mortgages, pledges or security interests that may be effected or filings filed or recorded after such date.

In addition, we do not express any opinion with respect to (A) any permits or title to own or operate any real or personal property, or (B) state or local taxes or tax statutes to which either of the Issuers may be subject.

The opinions set forth above are limited in all respects to matters of the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the law of the State of New York and applicable federal law of the United States, in each case as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.

The opinions set forth above are solely for the benefit of the Initial Purchasers in connection with the transactions consummated on the date hereof pursuant to the Purchase Agreement, may be relied upon only by the Initial Purchasers and may not be relied upon by any other person or for any other purpose.  This opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion.

Our opinions set forth in paragraphs 8,(2) 9, 10 and 11 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.  Our opinion in paragraph 11 above is further limited by considerations of public policy.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Registration Rights Agreement or any related provisions of the Indenture or the Notes that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.  In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in Section 12.09 of the Indenture or (ii) Section 12.11 of the Indenture and Section 12(j) of the Registration Rights Agreement relating to severability.

(2)  To be included only if an Escrow Agreement is required pursuant to Section 2(b) of the Purchase Agreement.

Annex A

1.             Underwriting Agreement, dated April 19, 2012, by and among the Company, the Selling Stockholders named therein and the Underwriters named therein.

2.             Master Reorganization Agreement, dated April 24, 2012, by and among the Company and certain of its affiliates, certain members of the Company’s management and certain affiliates of First Reserve.

3.             Stockholders’ Agreement, dated as of April 24, 2012, among Midstates Petroleum Company, Inc. and certain equity owners.

4.             Executive Employment Agreement dated as of April 25, 2012 between Midstates Petroleum Company, Inc. and John A. Crum.

5.             Executive Employment Agreement dated as of April 25, 2012 between Midstates Petroleum Company, Inc. and Thomas L. Mitchell.

6.             Executive Employment Agreement dated as of April 25, 2012 between Midstates Petroleum Company, Inc. and Stephen C. Pugh.

7.             Executive Employment Agreement dated as of April 25, 2012 between Midstates Petroleum Company, Inc. and John P. Foley.

8.             Asset Purchase Agreement, dated as of August 11, 2012, among Midstates Petroleum Company, LLC, Midstates Petroleum Company, Inc. and Eagle Energy Production, LLC.

9.             Purchase and Sale Agreement, dated as of April 3, 2013, by and among Midstates Petroleum Company, LLC, Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC.

10.          The Escrow Agreement, dated as of May 31, 2013, among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC and Wells Fargo Bank, National Association.(3)

(3)  To be included only if an Escrow Agreement is required pursuant to Section 2(b) of the Purchase Agreement.

Annex B

1.             Second Amended and Restated Credit Agreement dated as of June 8, 2012, as amended as of the date hereof, by and among the Issuers, SunTrust Bank as administrative agent, and the other lenders party thereto.

EXHIBIT B

Form of Opinion of John P. Foley

(i)            Midstates Sub has been duly formed as a limited liability company in good standing under the laws of the State of Delaware.

(ii)           All of the issued and outstanding membership interests of Midstates Sub have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of Midstates Sub, as amended (the “LLC Agreement”), and are fully paid (to the extent required under the LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act).

(iii)          To the best of such counsel’s knowledge and other than as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, there are no legal or governmental proceedings pending to which either Issuer is a party or of which any property of either Issuer is the subject which, if determined adversely to such Issuer, would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, assets, financial condition, equity or results of operations of the Issuers, taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(iv)          None of (A) the issuance and sale of the Notes being delivered at such Time of Sale to be sold by the Issuers or (B) the compliance by the Issuers with the Purchase Agreement and the consummation of the transactions herein contemplated will result in any violation of any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Issuers or any of their properties, except for such violations as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, financial condition, or results of operations of the Issuers.

In addition, such counsel shall make statements to the following effect:

In rendering the opinion expressed in paragraph 1 above as it relates to the good standing of Midstates Sub under the laws of the State of Delaware, I have relied solely upon a certificate from the Secretary of State of the State of Delaware.

In addition, I do not express any opinion with respect to state or local taxes or tax statutes to which either of the Issuers may be subject.

The opinions set forth above are limited in all respects to matters of the State of Texas, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and applicable federal law of the United States, in each case as published and in effect on the date hereof, and I express no opinion as to the law of any other jurisdiction.

The opinions set forth above are solely for the benefit of the Initial Purchasers in connection with the transactions consummated on the date hereof pursuant to the Purchase Agreement, may be relied upon only by the Initial Purchasers and may not be relied upon by any other person or for any other purpose.  This opinion speaks as of the date hereof, and I disclaim any obligation to update this opinion.

EXHIBIT C

PRICING SUPPLEMENT	CONFIDENTIAL

$700,000,000

Midstates Petroleum Company, Inc.

Midstates Petroleum Company LLC

9.25% Senior Notes due 2021

May 23, 2013

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated May 20, 2013.  The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used but not defined in this Pricing Supplement have the respective meanings ascribed to them in the Preliminary Offering Memorandum.

Terms Applicable to the 9.25% Senior Notes due 2021 (the “Notes”)

Issuers:	Midstates Petroleum Company, Inc. (the “Company”) and Midstates Petroleum Company LLC.

Guarantors:

Certain of the Company’s future domestic subsidiaries will jointly and severally, fully and unconditionally, guarantee, on a senior basis, the Issuers’ obligations under the Notes and all obligations under the Indenture.

Principal Amount:	$700,000,000

Net Proceeds (before expenses and accrued interest):	$682,500,000

Use of Proceeds:

To fund the purchase price of the Panther Acquisition, to pay expenses related to the Transactions, and to repay outstanding borrowings under the Issuers’ revolving credit facility, which amounts may be reborrowed subject to the terms of the Issuers’ revolving credit facility for general corporate purposes, including funding of the Company’s drilling program. See “Contingent Escrow of Proceeds” below.

Title of Securities:	9.25% Senior Notes due 2021

Final Maturity Date:	June 1, 2021

Issue Price:	100%, plus accrued and unpaid interest from May 31, 2013.

Coupon:	9.25%

Yield to Maturity:	9.25%

Spread to Treasury:	766 bps

Benchmark:	UST 3.125% due May 15, 2021

Interest Payment Dates:	Semi-annually in arrears on each June 1 and December 1, beginning on December 1, 2013.

Record Dates:	Each May 15 and November 15 immediately preceding the related interest payment dates.

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated May 20, 2013

Optional Redemption:

On or after June 1, 2016, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to, but not including, the applicable Redemption Date, if redeemed during the 12-month period beginning on June 1 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	106.938%
2017	104.625%
2018	102.313%
2019 and thereafter	100.000%

In addition, at any time before June 1, 2016, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the applicable Redemption Date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Optional Redemption with Equity Proceeds:

On or prior to May 31, 2014, the Issuers may redeem up to $100.0 million of the aggregate principal amount of the Notes in an amount not greater than the net cash proceeds of certain equity offerings, at a redemption price equal to 103% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest. Prior to June 1, 2016, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (less the amount of Notes redeemed pursuant to the preceding sentence) in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 109.25% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest.

Change of Control:	Put at 101% of the principal amount of the Notes plus accrued and unpaid interest.

Joint Global Coordinators and Joint Book-Running Managers:	Morgan Stanley & Co. LLC SunTrust Robinson Humphrey, Inc.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
RBC Capital Markets, LLC SG Americas Securities, LLC Citigroup Global Markets Inc. Goldman, Sachs & Co. Natixis Securities Americas LLC RBS Securities Inc.

Co-Managers:	Capital One Southcoast, Inc. KeyBanc Capital Markets Inc. Scotia Capital (USA) Inc.

Trade Date:	May 23, 2013

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated May 20, 2013

Settlement Date:

May 31, 2013 (T+5)

We expect delivery of the Notes will be made against payment therefor on or about May 31, 2013, which is the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing of the Notes or during the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

Contingent Escrow of Proceeds:

The offering of the Notes is expected to close on May 31, 2013, concurrently with the closing of the Panther Acquisition. If the Panther Acquisition does not close on May 31, 2013, the net proceeds from the offering will be deposited into an escrow account pending completion of the Panther Acquisition. If the closing of the Panther Acquisition does not occur on or prior to August 2, 2013, or if the related acquisition agreement is terminated at any time on or prior to that date, then the escrowed funds will be applied to the mandatory redemption of the Notes at a price equal to 100% of the initial offering price of the Notes, plus accrued and unpaid interest to the redemption date.

Denominations:	$2,000 and integral multiples of $1,000 in excess of $2,000

CUSIP/ISIN for Rule 144A Note:	59804V AC9 / US59804VAC90

CUSIP/ISIN for Regulation S Note:	U60008 AB2 / USU60008AB22

Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

As of May 22, 2013, we had approximately $236.5 million of borrowings outstanding under our revolving credit facility.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. For further details about eligible offerees and resale restrictions, see “Transfer Restrictions” in the Preliminary Offering Memorandum.

This material is confidential and is for your information only and is not intended to be used by anyone other than you.

ANNEX I

Resale Pursuant to Regulation S or Rule 144A.

Each Initial Purchaser understands that:

Such  Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1